UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

IQM Quantum Computers Oyj

(Exact name of registrant as specified in its charter)

Republic of Finland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Keilaranta 19 Espoo, Finland	FI-02150
(Address of principal executive offices)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one ordinary share, without par value	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ADS at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC
Ordinary Shares, without par value*	*

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. Each American Depositary Share represents one ordinary share and has been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-296532). Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-295867

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

IQM Quantum Computers Oyj, a limited liability company incorporated under the laws of Finland (the “Registrant”), hereby incorporates by reference (a) the description of its ordinary shares, no par value, contained under the heading “Description of Share Capital and Articles of Association,” (b) the description of its American Depositary Shares, each representing one ordinary share, contained under the heading “Description of IQM American Depositary Shares,” (c) the description of its warrants, with each whole warrant exercisable for one ADS at an exercise price of $11.50, contained under the heading “Description of Share Capital and Articles of Association” and (d) the information set forth under the heading “Material Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-4 (File No. 333-295867) (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on May 14, 2026, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are incorporated by reference herein.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IQM Quantum Computers Oyj

Date: July 1, 2026	By:	/s/ Jan Goetz
	Name:	Jan Goetz
	Title:	Chief Executive Officer